POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below, each such person being a member of the Board of Directors of Perma-Fix Environmental Services, Inc., hereby constitutes and appoints Dr. Louis F. Centofanti as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, file no. 333-70676 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Jack Lahav Jack Lahav	Director	August 2, 2002
/s/ Alfred C. Warrington, IV Alfred C. Warrington, IV	Director	August 2, 2002